EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of 3M Company and its subsidiaries of our report dated February 16, 2012 relating to the financial statements and the effectiveness of internal control over financial reporting of 3M Company, which appears in 3M Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Minneapolis, Minnesota

May 9, 2012